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                                                                  EXHIBIT 23(A)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 1, 1996, which appears on page 27 of the Ralston Purina Company Annual Report to Shareholders 1996, which is incorporated by reference in Ralston Purina Company's Annual Report on Form 10-K for the years ended September 30, 1996. We also consent to the reference to us under the heading "Experts" in Registration Statement No. 333-27959.

Price Waterhouse LLP

St. Louis, Missouri
July 23, 1997